Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Thomas Sammons	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5109	Email: brett@haydenir.com
Email: sammonst@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports Third Quarter Fiscal 2023 Financial Results

Improving operating performance drives revenue growth and gross profit

Westminster, MA – February 14, 2023 – TechPrecision Corporation (OTCQB: TPCS) (“TechPrecision” or “the Company”), an industry-leading manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the defense and precision industrial sectors, today reported financial results for the third quarter of fiscal year 2023 ended December 31, 2022.

“Third quarter consolidated net sales were $8.3 million or 28% higher when compared to $6.5 million in same quarter a year ago,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “Our Ranor segment reported a strong third quarter with net sales of $4.7 million and gross profit of $1.7 million. Our third quarter net sales included $3.6 million from our Stadco subsidiary. Gross profit and gross margin also significantly improved year-over-year for both the quarter and year-to-date periods.”

“We continue to make progress rebuilding Stadco manufacturing and throughput,” Mr. Shen continued. “We will continue at Stadco to focus on shepherding cash, rebuilding customer and supplier relationships, establishing operational discipline, improving gross margins, and growing the backlog. Total backlog remained strong at $43.9 million as of December 31, 2022. We expect to deliver that backlog over the course of the next one to three fiscal years with revenue growth and gross margin expansion.”

As to our applications to uplist to NASDAQ and for the reverse split, both have been filed and are pending with the appropriate entities, although there can be no assurance that our listing application with NASDAQ and our authorization to effect the reverse stock split will be approved by the appropriate entities in a timely manner or at all.

The following summary compares the three and nine months ended December 31, 2022 to the same prior year periods:

Fiscal 2023 Third Quarter Consolidated Financial Results

•	Net sales were $8.3 million, an increase of 28%, due to strong revenue growth at Ranor.
•	Cost of sales were $6.8 million, or 13% higher, due primarily to increased net sales at Ranor and higher unabsorbed overhead at Stadco.
•	Gross profit was $1.5 million, or $1.0 million higher when compared to the same quarter last year. Gross margin percentage was higher primarily due to a profitable project mix and strong throughput at Ranor.
•	SG&A was $1.2 million, a year-over-year decrease of $0.4 million. Prior period SG&A included one-time costs for legal, accounting, and other outside advisory services related to the Stadco acquisition.
•	Operating income was $0.3 million, compared to operating loss of $1.1 million in the same quarter a year ago.

Fiscal 2023 Nine Months Ended December 31, 2022 Consolidated Financial Results

•	Net sales were $23.9 million, an increase of $9.2 million or 63% when compared to the same nine-month period in the prior year. A profitable project mix of repeat business at Ranor plus twenty-one weeks of additional activity at Stadco were the drivers behind the revenue growth.
•	Cost of sales were $19.9 million, or 59% higher, due to the increase in net sales for both Ranor and Stadco.
•	Gross profit was $4.1 million, or 81% higher when compared to the same period last year. Gross margin percentage was higher because of a profitable production mix and better operating throughput.
•	SG&A was $4.4 million, an increase of $0.9 million, primarily due to the added Stadco SG&A. The same period a year ago only included eighteen weeks of business activity at Stadco.
•	Operating loss was $0.4 million, compared to operating loss of $1.3 million in the same period a year ago.

Financial Position

On December 31, 2022, TechPrecision had $0.3 million in cash and cash equivalents, a decrease since March 31, 2021. Working capital was $7.2 million at December 31, 2022 compared to $2.8 million at March 31, 2021 as we extended the Ranor term loan for an additional five years in December and converted a significant current liability to long-term. Total debt at December 31, 2022 and March 31, 2022 was $7.1 million and $7.4 million, respectively. In December 2022, our revolver loan was renewed for one year.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Stadco, manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, industrial, and medical. TechPrecision's goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to change the composition of our revenues and effectively control operating expenses; external factors that may be outside our control, including the COVID-19 pandemic, the Russia- Ukraine conflict, price inflation, interest rate increases and supply chain inefficiencies; the impacts of the COVID-19 pandemic and government-imposed lockdowns in response thereto; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; unexpected costs, charges or expenses resulting from the recently completed acquisition of Stadco; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

-- Tables Follow –

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31, 2022	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$316,185	$1,052,139
Accounts receivable	2,927,407	3,009,249
Contract assets	9,356,242	8,350,231
Raw materials	1,271,558	874,538
Work-in-process	1,020,566	1,360,137
Other current assets	986,024	1,421,459
Total current assets	15,877,982	16,067,753
Property, plant and equipment, net	12,640,077	13,153,165
Right of use asset, net	6,043,056	6,383,615
Deferred income taxes	2,117,985	2,126,770
Other noncurrent assets, net	726,456	121,256
Total assets	$37,405,556	$37,852,559
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$1,489,972	$3,426,921
Accrued expenses	2,443,285	3,435,866
Contract liabilities	1,905,262	1,765,319
Current portion of long-term lease liability	727,803	593,808
Current portion of long-term debt	2,069,859	4,093,079
Total current liabilities	8,636,181	13,314,993
Long-term debt, net	4,863,602	3,114,936
Long-term lease liability	5,481,895	5,853,791
Other noncurrent liabilities	2,828,737	305,071
Total liabilities	21,810,415	22,588,791
Commitments and contingencies - see Note 15
Stockholders’ Equity:
Common stock - par value $.0001 per share, 90,000,000 shares authorized, shares issued and outstanding: December 31, 2022 – 34,443,959; March 31, 2022 - 34,307,450	3,444	3,430
Additional paid in capital	14,945,376	14,637,771
Retained earnings	646,321	622,567
Total stockholders’ equity	15,595,141	15,263,768
Total liabilities and stockholders’ equity	$37,405,556	$37,852,559

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Net sales	$8,327,345	$6,511,325	$23,926,349	$14,720,964
Cost of sales	6,828,458	6,033,267	19,870,572	12,479,531
Gross profit	1,498,887	478,058	4,055,777	2,241,433
Selling, general and administrative	1,224,572	1,623,883	4,426,894	3,530,179
Income (loss) from operations	274,315	(1,145,825)	(371,117)	(1,288,746)
Other income	254	1,999	40,590	13,390
Interest expense	(93,603)	(94,721)	(260,978)	(181,494)
PPP loan forgiveness	--	--	--	1,317,100
Refundable employee retention tax credits	--	--	624,045	--
Total other (expense) income	(93,349)	(92,722)	403,657	1,148,996
Income (loss) before income taxes	180,966	(1,238,547)	32,540	(139,750)
Income tax expense (benefit)	46,991	(333,867)	8,786	(385,749)
Net income (loss)	$133,975	$(904,680)	$23,754	$245,999
Other comprehensive loss:
Foreign currency translation adjustments	$--	$(810)	$--	$(1,909)
Other comprehensive loss	$--	$(810)	$--	$(1,909)
Comprehensive income (loss)	$133,975	$(905,490)	$23,754	$244,090
Net income (loss) per share basic	$0.00	$(0.03)	$0.00	$0.01
Net income (loss) per share diluted	$0.00	$(0.03)	$0.00	$0.01
Weighted average shares outstanding - basic	34,443,959	34,286,580	34,363,352	31,716,353
Weighted average shares outstanding - diluted	36,134,709	34,286,580	36,039,468	33,395,123

TECHPRECISION CORPORATION

NET SALES, COST OF SALES, GROSS PROFIT BY SEGMENT

(unaudited)

	Three Months ended December 31, 2022		Three Months ended December 31, 2021		Changes
(dollars in thousands)	Amount	Percent of net sales	Amount	Percent of net sales	Amount	Percent
Ranor	$4,735	57%	$2,790	43%	$1,945	70%
Stadco	3,592	43%	3,721	57%	(129)	(3)%
Net sales	$8,327	100%	$6,511	100%	$1,816	28%
Ranor	$3,056	37%	$2,538	39%	$518	20%
Stadco	3,773	45%	3,495	54%	278	8%
Cost of sales	$6,828	82%	$6,033	93%	$795	13%
Ranor	$1,680	20%	$199	3%	$1,481	744%
Stadco	(181)	(2)%	279	4%	(460)	(165)%
Gross profit	$1,499	18%	$478	7%	$1,021	214%

	Nine Months ended December 31, 2022		Nine Months ended December 31, 2021		Changes
(dollars in thousands)	Amount	Percent of net sales	Amount	Percent of net sales	Amount	Percent
Ranor	$14,395	60%	$9,741	66%	$4,654	48%
Stadco	9,531	40%	4,980	34%	4,551	91%
Net sales	$23,926	100%	$14,721	100%	$9,205	63%
Ranor	$8,849	37%	$7,924	54%	$925	12%
Stadco	11,022	46%	4,556	31%	6,466	142%
Cost of sales	$19,871	83%	$12,480	85%	$7,391	59%
Ranor	$5,546	23%	$1,764	12%	$3,782	214%
Stadco	(1,491)	(6)%	477	3%	(1,968)	nm %
Gross profit	$4,055	17%	$2,241	15%	$1,814	81%

TECHPRECISION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$23,754	$245,999
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,666,741	978,517
Amortization of debt issue costs	39,961	34,588
Stock based compensation expense	307,619	141,176
Change in contract loss provision	100,880	(66,232)
Deferred income taxes	8,785	(386,413)
PPP loan forgiveness	--	(1,317,100)
Change in fair value for contingent consideration	63,436	--
Gain on sale of fixed asset	(468)	--
Changes in operating assets and liabilities:
Accounts receivable	81,842	(575,181)
Contract assets	(1,006,010)	(871,339)
Work-in-process and raw materials	(57,450)	477,936
Other current assets	435,435	215,334
Other noncurrent assets	--	(50,633)
Accounts payable	(166,749)	(611,045)
Accrued expenses	(1,741,606)	(1,282,269)
Contract liabilities	139,944	1,418,010
Other noncurrent liabilities	974,737	--
Net cash provided by (used in) operating activities	870,851	(1,648,652)
CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	--	(7,795,810)
Proceeds from sale of fixed assets	7,000	--
Fixed asset deposit	(605,200)	--
Purchases of property, plant, and equipment	(663,033)	(436,531)
Net cash used in investing activities	(1,261,233)	(8,232,341)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	--	4,000,000
Closing costs related to common stock sale	--	(335,419)
Proceeds from sale of common stock	--	3,523,000
Debt issue costs	(43,945)	(116,511)
Revolver loan payments and borrowings, net	187,998	1,978,221
Payments of principal for leases	(31,058)	(493,015)
Repayments of long-term debt	(458,567)	(243,510)
Net cash (used in) provided by financing activities	(345,572)	8,312,766
Effect of exchange rate on cash and cash equivalents	--	(25)
Net decrease in cash and cash equivalents	(735,954)	(1,568,252)
Cash and cash equivalents, beginning of period	1,052,139	2,130,711
Cash and cash equivalents, end of period	$316,185	$562,459

TECHPRECISION CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of EBITDA to Net Income (Loss)

The following table provides a reconciliation of EBITDA to net income (loss), the most directly comparable U.S. GAAP measure reported in our condensed consolidated financial statements for the following periods:

	Three Months ended December 31,			Nine Months ended December 31,
(dollars in thousands)	2022	2021	Change	2022	2021	Change
Net income (loss)	$134	$(905)	$1,039	$24	$246	$(222)
Income tax expense (benefit)	47	(334)	381	9	(386)	395
Interest expense (1)	94	95	(1)	261	181	80
Depreciation and amortization	550	463	87	1,667	979	688
EBITDA	$825	$(681)	$1,506	$1,961	$1,020	$941

(1)	Includes amortization of debt issue costs.

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